                        EARNINGS PER SHARE COMPUTATIONS

                                                    Three Month Period Ended
                                                    June 30,          July 1,
                                                      1996             1995
                                                      ----             ----
PRIMARY EARNINGS PER SHARE:

Net Income                                         $  143,555       $  127,718
                                                   ----------       ----------

Shares:

Weighted average common shares outstanding          6,825,835        4,697,255

Effect of shares issuable under stock option
and stock grant plans, based on the treasury
stock method                                          939,362          118,623

Effect of shares issuable under conversion of
preferred stock - if converted method (for 1996
the "if converted" method is applied from the
beginning of the period to the actual conversion
date of the preferred stock of January 19, 1996)         0           1,978,836
                                                   ----------       ----------

     Adjusted common shares and equivalents         7,765,197        6,794,714
                                                   ----------       ----------

Earnings per share - primary                       $      .02       $      .02
                                                   ----------       ----------
FULLY DILUTED EARNINGS PER SHARE:

Net Income                                         $  143,555       $  127,718
Add Back:
After tax interest expense accrued on Note         $   59,580               --
                                                   ----------       ----------

Adjusted net income                                $  203,135       $  127,718
                                                   ----------       ----------
Shares:

Weighted Average common shares outstanding          6,825,835        4,697,255

Effect of shares issuable under stock option
and stock grants plans, based on the treasury
stock method                                          991,201          138,378

Effect of shares issuable under conversion of
subordinated note - if converted method (for
1996 the "if converted" method is applied
from the date of the note of April 30, 1996
to the end of the period)                           1,541,758            -


Effect of shares issuable under conversion of
preferred stock - if converted method (for 1996
 the "if converted" method is applied from the
beginning of the period to the actual conversion
date of the preferred stock of January 19, 1996)        0            1,978,836
                                                   ----------       ----------

     Adjusted common shares and equivalents         9,358,794        6,814,469

Earnings per share - fully diluted                 $      .02       $      .02
                                                   ----------       ----------

                        EARNINGS PER SHARE COMPUTATIONS

                                                     Six Month Period Ended
                                                    June 30,          July 1,
                                                      1996             1995
                                                      ----             ----
PRIMARY EARNINGS PER SHARE:

Net Income                                         $  215,042       $  239,244
                                                   ----------       ----------

Shares:

Weighted average common shares outstanding          6,644,740        4,697,255

Effect of shares issuable under stock option
and stock grant plans, based on the treasury
stock method                                          853,701          118,623

Effect of shares issuable under conversion of
preferred stock - if converted method (for 1996
the "if converted" method is applied from the
beginning of the period to the actual conversion
date of the preferred stock of January 19, 1996)      181,095        1,761,382
                                                   ----------       ----------

     Adjusted common shares and equivalents         7,679,536        6,577,260

Earnings per share - primary                       $      .03       $      .04
                                                   ----------       ----------

FULLY DILUTED EARNINGS PER SHARE:

Net Income                                         $  215,042       $  239,244
Add Back:
After tax interest expense accrued on Note         $   59,580               --
                                                   ----------       ----------

Adjusted net income                                   274,622          239,244
                                                   ----------       ----------

Shares:

Weighted Average common shares outstanding          6,644,740        4,697,255

Effect of shares issuable under stock option
and stock grants plans, based on the treasury
stock method                                          961,809          209,350

Effect of shares issuable under conversion of subordinated note - if converted method (for
1996 the "if converted" method is applied from

the date of the note of April 30, 1996 to the
end of the period)
                                                      770,879               --
Effect of shares issuable under conversion of
preferred stock - if converted method (for 1996
the "if converted" method is applied from the
beginning of the period to the actual conversion
date of the preferred stock of January 19, 1996)      181,095        1,761,382
                                                   ----------       ----------

     Adjusted common shares and equivalents         8,558,523        6,667,987
                                                   ----------       ----------
Earnings per share - fully diluted                 $      .03       $      .04
                                                   ----------       ----------